Exhibit 10.3(a)

Name: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Total No. of Units: %%TOTAL_SHARES_GRANTED%-%

ARTIVION RESTRICTED STOCK AWARD AGREEMENT

ARTIVION, INC. (“Artivion”) is pleased to grant you the restricted stock award described below (“Stock Award”). This grant is made subject to the further terms and conditions set forth in this Agreement and the terms of the Artivion, Inc. 2020 Equity and Cash Incentive Plan (the “Plan”).

Grant Date: %%OPTION_DATE%-%.
Total Number of Shares of Stock Award: %%TOTAL_SHARES_GRANTED%-%

Vesting Schedule:

Restricted Stock Awards	Vest Date
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%

By Participant’s electronic acceptance and the electronic signature of the Artivion, Inc (the “Company”) representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including exhibits hereto, all of which are made a part of this document. Should the Plan and this Award Agreement conflict, the Plan governs. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

After reviewing the documents noted above, please accept this Stock Award online where indicated on ETrade.com and retain a copy for your files. Please note that your electronic acceptance of this Restricted Stock Award is required. The Restricted Stock Award will be cancelled if not accepted within 30 days of the Grant Date noted above.

GRANTED BY: ARTIVION, INC.

//D. Ashley Lee//
CFO, COO GRANTED TO: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY_STATE_ZIPCODE%-% %%SOCIAL_SECURITY_NUMBER%-%

ADDITIONAL TERMS AND CONDITIONS OF YOUR
RESTRICTED STOCK AWARD

EFFECT OF TERMINATION OF SERVICE. You must be a member of the Artivion Board of Directors on the applicable vesting date to be entitled to the vesting of your Stock Award on such date. Notwithstanding the foregoing, if you cease to be a member of the Artivion Board of Directors as a result of your death or disability or because you have served out your full term but are not standing for re-election at the end thereof, your Stock Award shall immediately become fully vested on the date you cease to be a member of the Board, so long as such vesting remains under the limit set by the Plan on shares permitted to vest prior to 12 months after the date of grant. If you cease to be a member of the Artivion Board of Directors for any other reason, and your Stock Award has not vested as of the date of termination of Board service, your Stock Award shall automatically be forfeited and cancelled as of the date of such termination of Board service.

STOCK AWARD SHARE CERTIFICATES. Certificates or a book entry account representing the shares of Common Stock to be issued pursuant to the Stock Award shall be issued in your name and shall be held by Artivion until the Stock Award is vested or forfeited as provided herein. Following vesting of your Stock Award, upon your written request, Artivion shall promptly deliver the shares as to which the Stock Award has vested, free of the restrictions described in the following section. Your rights in your Stock Award are contingent upon your executing and returning to the Company a form of stock power with respect to the shares subject to your Stock Award.

RIGHTS WITH RESPECT TO STOCK AWARD PRIOR TO VESTING. You may not transfer your Stock Award or the shares to be issued hereunder prior to vesting. Once this Stock Award vests, you may receive transferable shares representing the vested portion. Prior to vesting, you are entitled to all other rights as a shareholder with respect to the shares underlying the Stock Award, including the right to vote such shares and to receive dividends and other distributions, if any, payable with respect to such shares after the date of grant.

NOTICES. All notices delivered pursuant to this Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt, (iv) sent by fax to (770) 429-5250, or (v) sent by email to legal@Artivion.com. All notices or other communications shall be directed to the following addresses (or to such other addresses as such parties may designate by notice to the other parties):

To Artivion:        Artivion, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA 30144
Attention: Assistant Secretary

To you:        The address set forth in the Agreement

MISCELLANEOUS. Failure by you or Artivion at any time or times to require performance by the other of any provisions in the Agreement will not affect the right to enforce those provisions. Any waiver by you or Artivion of any condition or of any breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and the Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of the Agreement. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought, except where specifically provided to the contrary herein. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors, and legal representatives of the parties hereto. The headings of each section of this Agreement are for convenience only. This Agreement, together with the Plan, contains the entire Agreement of the parties hereto, and no representation, inducement, promise, or agreement or other similar understanding between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein or in the Plan.